Item 77I: Terms of new or amended
securities
Morgan Stanley New York Municipal Money
Market Trust

Morgan Stanley New York Municipal Money
Market Trust made those changes to its share
Class offerings as described in the supplements to its Prospectus filed via EDGAR with the Securities and Exchange Commission on July
26, 2017 (0001104659-17-046992) and
September 29, 2017 (accession number
0001104659-17-059897) and incorporated by
reference herein.